Exhibit 99.1

Investor Relations Contact

Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact

Jodi Sorensen

Adobe Systems Incorporated

408-536-2084

jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Quarterly and Annual Revenue

Strong Execution Against Digital Media and Digital Marketing Opportunities Drives Q4 and FY2011 Upside

SAN JOSE, Calif. — Dec. 15, 2011 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year ended Dec. 2, 2011.

Fourth Quarter Financial Highlights

•                  Revenue was $1.152 billion, which exceeded the company’s target range of $1.075 billion to $1.125 billion, and represents 14 percent year-over-year revenue growth.

•                  Diluted earnings per share were $0.35 on a GAAP-basis, and $0.67 on a non-GAAP basis.

•                  Operating income was $246.1 million, operating margin was 21.4 percent and net income was $173.7 million on a GAAP-basis.  Operating income was $444.5 million, operating margin was 38.6 percent and net income was $332.6 million on a non-GAAP basis.

•                  Deferred revenue grew by $47.6 million to $531.7 million.

•                  Cash flow from operations was $496.8 million.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Fiscal Year 2011 Financial Highlights

•                  Adobe achieved revenue of $4.216 billion, compared to $3.800 billion in fiscal 2010.  This represents 11 percent year-over-year growth, and exceeded the company’s target of ten percent growth provided at the outset of the year.

•                  GAAP diluted earnings per share for fiscal 2011 were $1.65, compared to $1.47 in fiscal 2010.  Non-GAAP diluted earnings per share for fiscal 2011 were $2.35, compared to $1.93 in fiscal 2010.

•                  Operating income was $1.099 billion, operating margin was 26.1 and net income was $832.8 million on a GAAP-basis.  Operating income was $1.587 billion, operating margin was 37.6 percent and net income was $1.183 billion on a non-GAAP basis.

•                  Adobe generated $1.5 billion in cash flow during the year.

•                  The company repurchased 21.8 million shares during the year, returning approximately $695 million to stockholders.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Executive Quotes

“Adobe’s record results in Q4 and fiscal 2011 were driven by strong performance in our digital media and digital marketing businesses,” said Shantanu Narayen, president and CEO of Adobe. “We intend to be the market leader in these two large categories, which will drive strong revenue and earnings growth.”

“Our outstanding Q4 finish enabled Adobe to beat the annual revenue growth target we provided at the outset of the year,” said Mark Garrett, executive vice president and CFO of Adobe.  “We also drove $1.5 billion in cash flow during the year, and grew annual non-GAAP earnings per share by 22 percent.”

Financial Outlook

For the first quarter of fiscal 2012, Adobe is targeting revenue of $1.025 billion to $1.075 billion.  On a diluted earnings per share basis, the company is targeting a range of $0.37 to $0.43 on a GAAP basis, and $0.54 to $0.59 on a non-GAAP basis.

Adobe is targeting its share count to be between 500 million and 502 million shares, and it is targeting non-operating expense between $19 million and $22 million.  Adobe’s tax rate is expected to be approximately 23 percent on both a GAAP and non-GAAP basis.

For fiscal year 2012, Adobe continues to target annual revenue growth of four to six percent.  On a diluted earnings per share basis, the company is targeting a range of $1.70 to $1.83 on a GAAP basis, and $2.37 to $2.47 on a non-GAAP basis.

These targets do not include the impact of Adobe’s expected acquisition of Efficient Frontier, which the company expects to close later in Q1 fiscal 2012.  A reconciliation between GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, non-operating expense, tax rate, share count, earnings per share and our ability to align our business to successfully respond to changes in our industry, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements, introduction of new products, services and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, continued uncertainty in economic conditions and the financial markets and other adverse changes in general political or economic conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, or unauthorized copying, use or disclosure, security vulnerabilities in our products and systems, interruptions or delays in our service or service from third-party service providers that host or deliver services, security or privacy breaches, or failure in data collection, failure to manage Adobe’s sales and distribution channels and third-party customer service and technical support providers effectively, disruption of Adobe’s business due to catastrophic events, risks associated with global operations, currency fluctuations, risks associated with our debt service obligations, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or amortizable intangible assets, changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, and impairment of Adobe’s investment portfolio due to deterioration of the capital markets. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our fiscal year ended Dec. 2, 2011, which Adobe expects to file in Jan. 2012. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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© 2011 Adobe Systems Incorporated. All rights reserved.  Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income

(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	December 2, 2011	December 3, 2010	December 2, 2011	December 3, 2010

Revenue:
Products	$936,958	$830,867	$3,424,472	$3,159,161
Subscription	123,374	100,387	450,645	386,805
Services and support	91,829	76,692	341,141	254,034
Total revenue	1,152,161	1,007,946	4,216,258	3,800,000

Cost of revenue:
Products	34,048	35,151	125,640	127,453
Subscription	51,334	49,187	194,033	195,595
Services and support	30,997	22,879	118,200	80,454
Total cost of revenue	116,379	107,217	437,873	403,502

Gross profit	1,035,782	900,729	3,778,385	3,396,498

Operating expenses:
Research and development	195,403	170,378	738,053	680,332
Sales and marketing	368,330	322,708	1,385,822	1,244,197
General and administrative	119,586	100,323	414,605	383,499
Restructuring and other charges	94,502	2,193	97,773	23,266
Amortization of purchased intangibles	11,830	18,184	42,833	72,130
Total operating expenses	789,651	613,786	2,679,086	2,403,424

Operating income	246,131	286,943	1,099,299	993,074

Non-operating income (expense):
Interest and other income (expense), net	(1,351)	11,234	(2,974)	13,139
Interest expense	(16,774)	(16,786)	(66,952)	(56,952)
Investment gains (losses), net	5,174	4,620	5,857	(6,110)
Total non-operating income (expense), net	(12,951)	(932)	(64,069)	(49,923)
Income before income taxes	233,180	286,011	1,035,230	943,151
Provision for income taxes	59,461	17,161	202,383	168,471
Net income	$173,719	$268,850	$832,847	$774,680

Basic net income per share	$0.35	$0.53	$1.67	$1.49

Shares used to compute basic net income per share	491,523	506,752	497,469	519,045

Diluted net income per share	$0.35	$0.53	$1.65	$1.47

Shares used to compute diluted net income per share	496,288	511,923	503,921	525,824

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	December 2,	December 3,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$989,500	$749,891
Short-term investments	1,922,192	1,718,124
Trade receivables, net of allowances for doubtful accounts of $15,080 and $15,233, respectively	634,373	554,328
Deferred income taxes	91,963	83,247
Prepaid expenses and other current assets	133,423	110,460
Total current assets	3,771,451	3,216,050

Property and equipment, net	527,828	448,881
Goodwill	3,849,217	3,641,844
Purchased and other intangibles, net	545,526	528,784
Investment in lease receivable	207,239	207,239
Other assets	89,922	98,350
Total assets	$8,991,183	$8,141,148

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$86,660	$52,432
Accrued expenses	554,941	564,275
Capital lease obligations	9,212	8,799
Accrued restructuring	80,930	8,119
Income taxes payable	42,634	53,715
Deferred revenue	476,402	380,748
Total current liabilities	1,250,779	1,068,088

Long-term liabilities:
Debt and capital lease obligations	1,505,096	1,513,662
Deferred revenue	55,303	48,929
Accrued restructuring	7,449	8,254
Income taxes payable	156,958	164,713
Deferred income taxes	181,602	103,098
Other liabilities	50,883	42,017
Total liabilities	3,208,070	2,948,761

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,753,896	2,458,278
Retained earnings	6,528,735	5,980,914
Accumulated other comprehensive income	29,950	17,428
Treasury stock, at cost (109,294 and 98,937 shares, respectively), net of re-issuances	(3,529,529)	(3,264,294)
Total stockholders’ equity	5,783,113	5,192,387
Total liabilities and stockholders’ equity	$8,991,183	$8,141,148

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	December 2, 2011	December 3, 2010
Cash flows from operating activities:
Net income	$173,719	$268,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	73,290	76,097
Stock-based compensation expense	72,527	23,703
Unrealized investment (gains) losses	(5,811)	2,751
Changes in deferred revenue	47,399	5,590
Changes in other operating assets and liabilities	135,629	(66,370)

Net cash provided by operating activities	496,753	310,621

Cash flows from investing activities:
Sales and maturities of short-term investments, net of purchases	18,826	34,326
Purchases of property and equipment	(74,897)	(55,427)
(Purchases) sales of long-term investments, intangibles and other assets, net	(51,684)	11,378
Business acquisitions, net of cash	(151,925)	(193,281)

Net cash used for investing activities	(259,680)	(203,004)

Cash flows from financing activities:
Purchases of treasury stock	—	(200,000)
Re-issuance of treasury stock	1,191	9,628
Repayment of debt	(2,243)	(2,148)
Excess tax benefits from stock-based compensation	853	6,258

Net cash used for financing activities	(199)	(186,262)

Effect of exchange rate changes on cash and cash equivalents	(16,586)	14,387
Net increase (decrease) in cash and cash equivalents	220,288	(64,258)
Cash and cash equivalents at beginning of period	769,212	814,149
Cash and cash equivalents at end of period	$989,500	$749,891

Non-GAAP Results

(In thousands, except per share data)

The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended			Year Ended
	December 2, 2011	December 3, 2010	September 2, 2011	December 2, 2011	December 3, 2010

Operating income:

GAAP operating income	$246,131	$286,943	$274,110	$1,099,299	$993,074
Stock-based and deferred compensation expense	75,450	59,736	64,115	286,048	234,311
Restructuring and other charges	94,502	2,193	3,816	97,773	23,266
Amortization of purchased intangibles	28,444	35,082	24,103	104,005	142,020
Non-GAAP operating income	$444,527	$383,954	$366,144	$1,587,125	$1,392,671

Net income:

GAAP net income	$173,719	$268,850	$195,101	$832,847	$774,680
Stock-based and deferred compensation expense	75,450	59,736	64,115	286,048	234,311
Restructuring and other charges	94,502	2,193	3,816	97,773	23,266
Amortization of purchased intangibles	28,444	35,082	24,103	104,005	142,020
Resolution of an income tax audit	—	(39,574)	—	—	(39,574)
Investment (gains) losses	(5,174)	(4,620)	993	(5,857)	6,110
Income tax adjustments	(34,347)	(35,973)	(15,326)	(131,400)	(125,276)
Non-GAAP net income	$332,594	$285,694	$272,802	$1,183,416	$1,015,537

Diluted net income per share:

GAAP diluted net income per share	$0.35	$0.53	$0.39	$1.65	$1.47
Stock-based and deferred compensation expense	0.15	0.12	0.13	0.57	0.45
Restructuring and other charges	0.19	—	0.01	0.19	0.04
Amortization of purchased intangibles	0.06	0.07	0.05	0.21	0.27
Resolution of an income tax audit	—	(0.08)	—	—	(0.08)
Investment (gains) losses	(0.01)	(0.01)	—	(0.01)	0.01
Income tax adjustments	(0.07)	(0.07)	(0.03)	(0.26)	(0.23)
Non-GAAP diluted net income per share	$0.67	$0.56	$0.55	$2.35	$1.93

Shares used in computing diluted net income per share	496,288	511,923	498,741	503,921	525,824

Non-GAAP Results (continued)

(In thousands, except percentages)

	Three Months Ended			Year Ended
	December 2, 2011	December 3, 2010	September 2, 2011	December 2, 2011	December 3, 2010

Operating expenses:

GAAP operating expenses	$789,651	$613,786	$634,448	$2,679,086	$2,403,424
Stock-based and deferred compensation expense	(71,435)	(58,373)	(60,195)	(270,268)	(229,308)
Restructuring and other charges	(94,502)	(2,193)	(3,816)	(97,773)	(23,266)
Amortization of purchased intangibles	(11,830)	(18,184)	(10,376)	(42,833)	(72,130)
Non-GAAP operating expenses	$611,884	$535,036	$560,061	$2,268,212	$2,078,720

	Three Months Ended			Year Ended
	December 2, 2011	December 3, 2010	September 2, 2011	December 2, 2011	December 3, 2010

Operating margin:

GAAP operating margin	21.4%	28.5%	27.1%	26.1%	26.1%
Stock-based and deferred compensation expense	6.5	5.9	6.3	6.8	6.2
Restructuring and other charges	8.2	0.2	0.4	2.3	0.6
Amortization of purchased intangibles	2.5	3.5	2.3	2.4	3.7
Non-GAAP operating margin	38.6%	38.1%	36.1%	37.6%	36.6%

Three Months Ended
December 2, 2011
Effective income tax rate:

GAAP effective income tax rate	25.5%
One-time charges related to acquisitions	(3.5)
Non-GAAP effective income tax rate	22.0%

Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show Adobe’s first quarter and fiscal year 2012 GAAP financial targets reconciled to non-GAAP financial targets included in this release.

	First Quarter Fiscal 2012
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.37	$0.43
Stock-based and deferred compensation expense	0.14	0.13
Restructuring and other charges	0.03	0.03
Amortization of purchased intangibles	0.05	0.05
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted net income per share	$0.54	$0.59

Shares used to compute diluted net income per share	502.0	500.0

	Fiscal 2012
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$1.70	$1.83
Stock-based and deferred compensation expense	0.62	0.59
Restructuring and other charges	0.05	0.04
Amortization of purchased intangibles	0.20	0.20
Income tax adjustments	(0.20)	(0.19)
Non-GAAP diluted net income per share	$2.37	$2.47

Shares used to compute diluted net income per share	504.0	500.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles, resolution of an income tax audit, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.